NAME OF REGISTRANT

Franklin Templeton Fund Allocator Series

File No. 811-07851

EXHIBIT ITEM No. 77D (g): Policies with respect to security investments

October 1, 2014 supplement to the Registrant's prospectus:

From RTF 10/14 P-2 10/14

SUPPLEMENT DATED OCTOBER 1, 2014

TO THE CURRENT EFFECTIVE PROSPECTUSES OF
OF
Franklin Fund Allocator Series

Franklin LifeSmart TM 2015 Retirement Target Fund
Franklin LifeSmart TM 2020 Retirement Target Fund
Franklin LifeSmart TM 2025 Retirement Target Fund
Franklin LifeSmart TM 2030 Retirement Target Fund
Franklin LifeSmart TM 2035 Retirement Target Fund
Franklin LifeSmart TM 2040 Retirement Target Fund
Franklin LifeSmart TM 2045 Retirement Target Fund
Franklin LifeSmart TM 2050 Retirement Target Fund
(together, the Target Funds)

Effective January 1, 2015, the prospectus is amended as follows:

I. The benchmark indices for each of the Target Funds are changed from S&P 500, MSCI EAFE, and Barclays U.S. Aggregate Indices to MSCI AC World, Barclay's Multiverse and P&R 90-Day T-Bill Indices.

Please keep this supplement with your prospectus for future reference.

From FAS P-2 10/14

SUPPLEMENT DATED OCTOBER 1, 2014
TO THE CURRENTLY EFFECTIVE PROSPECTUS
 OF
Franklin Fund Allocator Series
(Franklin Conservative Allocation Fund, Franklin Growth Allocation Fund, Franklin Moderate Allocation Fund)
(together, the Allocation Funds)

Effective January 1, 2015, the prospectus is amended as follows:


I.Franklin Conservative Allocation Fund's "Fund Summary - Principal Investment Strategies" section 3rd paragraph on page 4 is updated as follows:

The investment manager uses the following as a general guide in allocating the Fund's assets among the broad asset classes. These percentages may be changed from time to time by the Fund's investment manager without the approval of shareholders, and may vary up to 10% from the stated allocations: 60% fixed-income funds; and 40% equity funds.

II. Franklin Moderate Allocation Fund's "Fund Summary - Principal
Investment Strategies" section 3rd paragraph on page 14 is updated as follows:

The investment manager uses the following as a general guide in allocating the Fund's assets among the broad asset classes. These percentages may be changed from time to time by the Fund's investment manager without the approval of shareholders, and may vary up to 10% from the stated allocations: 60% equity funds; and 40% fixed-income funds.

III. Franklin Growth Allocation Fund's "Fund Summary - Principal
Investment Strategies" section 3rd paragraph beginning on page 24 is updated as follows:

The investment manager uses the following as a general guide in allocating the Fund's assets among the broad asset classes. These percentages may be changed from time to time by the Fund's investment manager without the approval of shareholders, and may vary up to 10% from the stated allocations: 80% equity funds; and 20% fixed-income funds.

IV.	The benchmark indices for each of the Allocation Funds are changed from S&P 500, MSCI EAFE, and Barclays U.S. Aggregate Indices to MSCI AC World and Barclay's Multiverse Indices.

V.	The 2nd paragraph and table in the "Fund Details-Principal Investment
Policies and Practices" section beginning on page 38 is updated as follows:

Following is a general guide the investment manager uses in allocating each of the Fund's assets among the broad asset classes. These percentages may be changed from time to time by the Funds' investment manager without the approval of shareholders, and may vary up to 10% from the stated allocations to equity and fixed-income funds.

   				Equity Funds	Fixed-Income Funds
Conservative Allocation Fund 		40% 		60%
Moderate Allocation Fund 		60% 		40%
Growth Allocation Fund 			80% 		20%

Please keep this supplement for future reference.